Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 16, 2021, in the Registration Statement (Form S-1) and related Prospectus of Verve Therapeutics, Inc. dated May 28, 2021.

/s/ Ernst & Young LLP

Boston, Massachusetts
May 28, 2021